Exhibit 99.2

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (“Zymeworks” or the “Company”)

1385 West 8th Avenue, Suite 540

Vancouver, BC, Canada

V6H 3V9

Item 2:	Date of Material Change

March 16, 2020

Item 3:	News Release

A news release announcing the material change was disseminated through the facilities of Business Wire on March 16, 2020 and a copy was filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On March 16, 2020, Zymeworks announced the appointment of Kelvin Neu, M.D., to its Board of Directors.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On March 16, 2020, Zymeworks announced the appointment of Kelvin Neu, M.D., to its Board of Directors.

Dr. Neu is a Partner at Baker Bros. Advisors LP, a long term life-sciences investment firm. Kelvin earned his M.D. from the Harvard Medical School-MIT Health Sciences and Technology program after spending three years in the Immunology Ph.D. program at Stanford University as a Howard Hughes Medical Institute Fellow. Dr. Neu holds an A.B. (summa cum laude) from Princeton University, where he was awarded the Khoury Prize for graduating first in his department of Molecular Biology. He also serves as Director of Prelude Therapeutics, Inc. and IGM Biosciences, Inc.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Executive Vice President, Business Operations and Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

March 16, 2020